Exhibit 99.1

COMPANY CONTACTS:

Diane Morefield

EVP, Chief Financial Officer

Strategic Hotels & Resorts, Inc.

(312) 658-5740

Jonathan Stanner

VP, Capital Markets & Treasurer

Strategic Hotels & Resorts, Inc.

(312) 658-5746

FOR IMMEDIATE RELEASE

THURSDAY, NOVEMBER 1, 2012

STRATEGIC HOTELS & RESORTS, INC. ANNOUNCES CLOSING OF A $90.0 MILLION,

FIVE-YEAR LOAN AGREEMENT FOR THE HYATT REGENCY LA JOLLA HOTEL

CHICAGO – November 1, 2012 - Strategic Hotels & Resorts, Inc. (NYSE: BEE), along with its joint-venture partner, today announced that it has closed on a $90.0 million non-recourse mortgage agreement with MetLife secured by the Hyatt Regency La Jolla hotel.

Under the terms of the agreement, the $97.5 million mortgage previously encumbering the property will be replaced with a $72.0 million A-Note and an $18.0 million B-Note that will mature November 1, 2017. The floating rate A-Note will bear interest at LIBOR plus 400 basis points, subject to a 50 basis point LIBOR floor, and the B-Note will bear interest at a fixed rate of 10.0 percent. Excess cash flow generated from the property, after paying interest expense and an asset management fee earned by the Company as asset manager of the joint venture, will amortize the original principal of the B-Note. The A-Note is an interest only loan for its entire five-year term.

In addition to a $7.5 million reduction in the principal amount of the loan, the joint venture contributed $12.0 million to a capital reserve to fund capital improvements at the property, including a comprehensive renovation of the guest rooms, bathrooms and corridors. The Company, which owns 53.5 percent of the joint venture, contributed $10.8 million as its pro rata share of the total capital requirement.

About the Company

Strategic Hotels & Resorts, Inc. is a real estate investment trust (REIT) which owns and provides value-enhancing asset management of high-end hotels and resorts in the United States, Mexico and Europe. The Company currently has ownership interests in 18 properties with an aggregate of 8,271 rooms and 851,600 square feet of multi-purpose meeting and banqueting space. For a list of current properties and for further information, please visit the Company’s website at www.strategichotels.com.

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This press release contains forward-looking statements about Strategic Hotels & Resorts, Inc. (the “Company”). Except for historical information, the matters discussed in this press release are forward-looking statements subject to certain risks and uncertainties. Actual results could differ materially from the Company’s projections. Factors that may contribute to these differences include, but are not limited to the following: ability to obtain, refinance or restructure debt or comply with covenants contained in our debt facilities; volatility in equity or debt markets; availability of capital; rising interest rates and operating costs; rising insurance premiums; cash available for capital expenditures; competition; demand for hotel rooms in our current and proposed market areas; economic conditions generally and in the real estate market specifically, including deterioration of economic conditions and the extent of its effect on business and leisure travel and the lodging industry; ability to dispose of existing properties in a manner consistent with our disposition strategy; delays in construction and development; demand for hotel condominiums; the failure of closing conditions to be satisfied; risks related to natural disasters; the effect of threats of terrorism and increased security precautions on travel patterns and hotel bookings; the outbreak of hostilities and international political instability; legislative or regulatory changes, including changes to laws governing the taxation of REITs; and changes in generally accepted accounting principles, policies and guidelines applicable to REITs.

Additional risks are discussed in the Company’s filings with the Securities and Exchange Commission, including those appearing under the heading “Item 1A. Risk Factors” in the Company’s most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The forward-looking statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.